inVentiv Health, Inc. (VTIV)

First Quarter 2010 Earnings Call

May 6, 2010

Forward Looking Statements and Non-GAAP Financial Information

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "will" or "should" or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Specifically, this presentation contains forward-looking statements regarding our estimates of revenues and earnings in future periods. In addition, we have disclosed data regarding our historical experience in winning new business opportunities in conjunction with our presentation of our new business pipeline, which is intended to assist readers in evaluating our new business pipeline on a forward-looking basis.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

- the potential impact of a recessionary environment on our customers and business;
- our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations;
- our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital under our credit agreement or from other sources of debt or equity financing to fund our operations;
- the impact of any default by any of our credit providers or swap counterparties;
- our ability to accurately forecast costs to be incurred in providing services under fixed price contracts.
- our ability to accurately forecast insurance claims within our self-insured programs.
- our ability to accurately forecast the performance of business units to which our potential earnout obligations relate and, therefore, to accurately estimate the amount of the earnout obligations we will incur;
- the potential impact of pricing pressures on pharmaceutical manufacturers from future health care reform initiatives or from changes in the reimbursement policies of third party payers;
- potential disruptions and switching costs related to vendors relationships;
- the possibility that customer agreements will be terminated or not renewed;
- our ability to grow our existing client relationships, obtain new clients and cross-sell our services;
- our ability to successfully operate new lines of business;
- our ability to manage our infrastructure and resources to support our growth;
- our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations;
- any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software.
- the potential impact of government regulation on us and on our client base;
- our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws;
- our ability to recruit, motivate and retain qualified personnel, including sales representatives and clinical staff;
- our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance
- the actual impact of the adoption of certain accounting standards;
- the actual outcome of pending litigation;
- any potential impairment of intangible assets;
- consolidation in the pharmaceutical industry; and
- changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing

Investors should carefully consider these risk factors and the matters contained in our filings with the Securities Exchange Commission which can be accessed electronically in the Investor Relations portion of our website at www.inventivhealth.com.

This presentation includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. The "adjusted" (non-GAAP) financial measures included in this presentation exclude the following:

- Derivative interest expense

The segment information contained in this presentation excludes:

- compensation expense related to vested stock options and restricted stock; (which constitutes an additional non-GAAP Adjustment)
- corporate overhead; and
- noncontrolling interest & equity investments

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Management believes that the non-GAAP financial measures included herein, when shown in conjunction with the corresponding GAAP measures, is useful in order to (i) present financial information on a more comparable period-to-period basis, (ii) enhance investors' overall understanding of our past financial performance and our planning and forecasting of future periods; and (iii) allow investors to assess our financial performance using management's analytical approach. We have included in the appendices to this presentation the most directly comparable GAAP financial measures and a reconciliation between the non-GAAP and GAAP financial measures.

2010 vs. 2009 Adjusted Results

$'s in Millions (except per share)

	First Quarter		
	2010	2009	%
Total Revenues	$269.4	$257.7	5%
Net Revenues	229.6	221.0	4%
EBITDA	30.4	27.9	9%
Operating Income	21.8	19.3	13%
% of Net Revenue	9.5%	8.7%	
Adjusted Net Income	11.2	7.9	42%
Adjusted Diluted EPS	$0.33	$0.24	38%
GAAP EPS	$0.30	$0.24	25%

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation
NOTE: The Operating Income figures exclude noncontrolling interest and equity investments.

2010 Revenue and Adjusted Operating Income by Segment First Quarter

$'s in Millions

Revenue


Patient Outcomes
11%
Clinical
20%
Commercial
36%
Communications
33%

Segment	$ Value
Clinical	$54.0
Communications	88.1
Commercial	96.6
Patient Outcomes	30.7
inVentiv Total	$269.4

Operating Income


Patient Outcomes
23%
6%
Clinical
37%
Communications
Commercial
34%

Segment	$ Value
Clinical	$1.9
Communications	11.0
Commercial	10.2
Patient Outcomes	6.9

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Clinical: 2010 vs. 2009

$'s in Millions

	First Quarter		
	2010	2009	%
Total Revenues	$54.0	$51.2	*5%*
Adjusted Operating Income	1.9	1.8	*6%*
Adjusted Operating Income %	*3.5%*	*3.5%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Communications: 2010 vs. 2009

$'s in Millions

	First Quarter		
	2010	2009	%
Total Revenues	$88.1	$ 70.9	*24%*
Adjusted Operating Income	11.0	10.3	*7%*
Adjusted Operating Income %	*12.5%*	*14.5%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Commercial: 2010 vs. 2009

$'s in Millions

	First Quarter		
	2010	2009	%
Total Revenues	$96.6	$107.0	*(10%)*
Adjusted Operating Income	10.2	7.5	*36%*
Adjusted Operating Income %	*10.6%*	*7.0%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Patient Outcomes: 2010 vs. 2009

$'s in Millions

	First Quarter		
	2010	2009	%
Total Revenues	$30.7	$28.6	*7%*
Adjusted Operating Income	6.9	6.0	*15%*
Adjusted Operating Income %	*22.5%*	*21.0%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

New Business Pipeline

Annualized Net Fees ($'s in Millions)



$500
$400
$300
$200
$100
$0
$300
$350
$400
$350
$400
$350
$350
$375
$425
$400
$425
$425
Q2:07
Q3:07
Q4:07
Q1:08
Q2:08
Q3:08
Q4:08
Q1:09
Q2:09
Q3:09
Q4:09
Q1:10

NOTE: inVentiv calculates its pipeline based on its approximate annualized net revenue estimate for all identified new business opportunities on a rolling, forward 12-mth basis.

Metrics & Other Information

$'s in Millions

	3/31/10	3/31/09	12/31/09
Cash Flow from Continuing Operations (qtr)	$5.4	$ 21.9	$ 47.1
Cash Flow from Continuing Operations (ttm)	$109.2	$ 98.3	$ 125.8
Cash & Marketable Securities*	$85.0	$ 98.7	$ 135.4
Working Capital[1]	$186.7	$ 172.6	$ 194.2
Leverage Ratio (Proforma ttm)[2]	2.29	2.36	2.46
Days Sales Outstanding (qtr)[3]	79	76	72
Approximate Worldwide Employee Count (qtr)	6,400	6,800	6,400

NOTE: For GAAP reconciliations, metrics definitions and additional notes, investors are referred to additional slides at the end of this presentation.

*The 3/31/09 amount includes $3.7MM in Long Term Marketable Securities.

Appendix

Metrics Definitions & Notes

- [1] Working Capital equals current assets less current liabilities
- [2] Leverage Ratio (TTM) is calculated as if all new acquisitions closed during the twelve month period were part of inVentiv for the full twelve months. The calculation is Debt divided by Adjusted Proforma EBITDA as defined within inVentiv's credit agreement.
- [3] Days Sales Outstanding (DSO) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended. The calculation excludes acquisition made during the fourth quarter of 2009.

GAAP Reconciliation Factors

- Derivative Interest: Derivative Interest Expense: In the first quarter of 2010, the Company repaid approximately $21 million of its $400 million term loan facility and retired the pro-rata portion of the interest rate hedge. The Company recorded interest expense of $1.7 million ($1.0 million, net of tax) related to the termination of a portion of the interest rate hedge in the first quarter of 2010. Net interest expense was adjusted to exclude this adjustment for the first quarter of 2010.
- *Compensation expense related to vested stock options and restricted* stock: Compensation expense has been included in all adjusted consolidated financial information and EPS computations, but excluded at the segment level. For all non-GAAP financial information related to the segment information, compensation expense of $0.6 million and $1.2 million has been adjusted for the three months ending March 31, 2010 and 2009, respectively, to exclude expense related to vested stock options and restricted stock.

NOTE: Segment information contained in this presentation excludes corporate overhead and noncontrolling interest & equity investments

GAAP Reconciliations

Reconciliation of EBITDA

(in millions)	Three-Months Ended Mar 31, 2010	2009
Net income attributable to inVentiv Health, Inc., as Reported	$10.2	$7.9
Add: Income Tax Provision	3.8	5.8
Add: Net Interest expense	7.5	5.7
Add: Depreciation	5.7	5.4
Add: Amortization	3.2	3.1
EBITDA	**$30.4**	**$27.9**

Reconciliation of Adjusted Net Income and Adjusted Diluted EPS attributable to inVentiv Health

(in millions)	Three-Months Ended Mar 31, 2010	2009
Net income attributable to inVentiv Health, Inc., as Reported	$10.2	$7.9
Add: Derivative interest, net of taxes	1.0	-
Adjusted Net income attributable to inVentiv Health	**$11.2**	**$7.9**
Diluted Shares Outstanding	34.1	33.5
Adjusted Diluted EPS attributable to inVentiv Health	**$0.33**	**$0.24**

Reconciliation of Segment Operating Income

	inVentiv Clinical		inVentiv Commercial		inVentiv Communications		inVentiv Patient Outcomes	
(in millions)	Q110	Q109	Q110	Q109	Q110	Q109	Q110	Q109
Operating income, as reported	$1.7	$1.5	$10.3	$7.1	$10.6	$9.9	$6.8	$5.9
Add: Equity compensation expense	0.2	0.3	(0.1)	0.4	0.4	0.4	0.1	0.1
Adjusted Operating Income	$1.9	$1.8	$10.2	$7.5	$11.0	$10.3	$6.9	$6.0

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